UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Heidmar Maritime Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

89 Akti Miaouli Piraeus 18538, Greece +30 216-002-4900	N/A
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common shares, par value $0.001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284004
Securities to be registered pursuant to Section 12(g) of the Act: N/A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered
The securities to be registered hereby are the common shares, par value $0.001 per share (the “common shares”), of Heidmar Maritime Holdings Corp. (the “Registrant”). The description of the common shares set forth under the heading “Description of Holdings Securities” in (i) the Registrant’s prospectus forming a part of its Registration Statement on Form F-4 (File No. 333-284004), including exhibits, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 as amended (the “Securities Act”), on December 23, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”), and (ii) the related final form of the prospectus filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act on February 5, 2025, to which this Form 8-A relates is incorporated by reference herein.

Item 2.	Exhibits.
Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: February 19, 2025

HEIDMAR MARITIME HOLDINGS CORP.

By:	/s/ Pankaj Khanna
Name:	Pankaj Khanna
Title:	Chief Executive Officer
(Principal Executive Officer)